AMENDMENT NO. 1 TO THE
SERVICES AGREEMENT
This Amendment No. 1 to the Services Agreement (this “Amendment”), dated as of October 23, 2015, is by and between Westmoreland Resources GP, LLC, a Delaware limited liability company (“GP”), and Westmoreland Resource Partners, LP, a Delaware limited partnership (“WMLP”). GP and WMLP are sometimes referred to individually herein as a “Party” and together as the “Parties”.
RECITALS
WHEREAS, the Parties entered into that certain Services Agreement, effective as of January 1, 2015 (the “Agreement”), pursuant to which WMLP engaged GP to provide services to WMLP on the terms and conditions set forth therein; and
WHEREAS, the Parties desire to amend certain provisions of the Agreement as provided below.
NOW, THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, agree as follows:
AGREEMENT
Section 1.Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Section 2.Amendment to G&A Fixed Fee. The text of Schedule A (G&A Fixed Fee) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The G&A Fixed Fee for the fiscal year 2015 shall be $1,142,000 and the G&A Fixed Fee for the fiscal year 2016 shall be $2,200,000.”

Section 3.Miscellaneous.
(a)Each of the Parties represents and warrants that (i) it has the full right and power to enter into this Amendment; (ii) the execution of this Amendment has been duly authorized; (iii) this Amendment is enforceable against such party; and (iv) the Agreement, as amended hereby, remains in full force and effect.
(b)This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Amendment to the laws of another state. Any and all disputes relating to this Amendment shall be governed by the terms of the Agreement.
(c)This Amendment constitutes the entire agreement of the parties, and supersedes all prior discussions, negotiations, agreements and understandings between the parties with respect to the subject matter of this Amendment.

(d)The headings contained in this Amendment are for ease of reference only, and will not affect the meaning or interpretation of this Amendment.
(e)This Amendment may be signed in any number of counterparts, with the same effect as if all of the signatures on the counterparts were on the same instrument; this Amendment may be delivered by facsimile or other electronic means, which shall be deemed an original.
(f)This Amendment is being entered into among competent and experienced businesspersons, represented by counsel, and has been negotiated and reviewed by the parties and their counsel. Therefore, the language in this Agreement will not be construed against any particular party as the drafter of such language.

[Signature Page Follows]

The parties have executed this Amendment No. 1 to the Services Agreement as of the date first written above.

WESTMORELAND RESOURCE PARTNERS, LP

By:    Westmoreland Resources GP, LLC, its general partner

By: ___/s/ Jennifer S. Grafton_______
Name:     Jennifer S. Grafton
Title: Chief Legal Officer

WESTMORELAND RESOURCES GP, LLC

By: ___/s/ Jennifer S. Grafton_______
Name:     Jennifer S. Grafton
Title: Chief Legal Officer

[Signature Page to Amendment No. 1 to the Services Agreement]